UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2016

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143-1254 (Zip Code)
(630) 875-7463 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPANATORY NOTE
On August 22, 2016, First Midwest Bancorp, Inc. ("First Midwest") filed a Current Report on Form 8-K (the "Original Filing") announcing that on August 16, 2016, the Board of Directors (the "Board") of First Midwest elected Kathryn J. Hayley and Frank B. Modruson as directors of First Midwest. At the time of the Original Filing, the Board had not made any determinations regarding the Board committee assignments for Ms. Hayley and Mr. Modruson. This amendment to the Original Filing is being filed to include the information on committee assignments in Item 5.02, as described below. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Filing is amended by this amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 1, 2017, the Board appointed Ms. Hayley to the Audit Committee and the Compensation Committee of the Board and Mr. Modruson to the Audit Committee of the Board. As previously disclosed, the Board intends to establish an Enterprise Risk Committee in May 2017, and to appoint Mr. Modruson to that committee upon formation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date:	May 4, 2017	/s/ NICHOLAS J. CHULOS
By: Nicholas J. Chulos Executive Vice President, Corporate Secretary, and General Counsel